Exhibit 32

COMMUNITY BANKS, INC.

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Community Banks, Inc.

Dated: June 26, 2007

/s/ Eddie L. Dunklebarger
Eddie L. Dunklebarger
Chairman, President, and Chief Executive Officer

/s/ Donald F. Holt
Donald F. Holt
Executive Vice President and Chief Financial Officer